EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), by and between Perficient, Inc., a Delaware corporation, (the “Company”) and Thomas J. Hogan (“Employee”), is dated October 30, 2018 and is effective as of November 1, 2018.

WITNESSETH:

WHEREAS, the Company desires that Employee continue to be employed by it and render services to it, and Employee is willing to be so employed and to render such services to the Company, all upon the terms and subject to the conditions contained herein in consideration for, among other things, the Company’s agreement to provide Employee with Confidential Information pursuant to the terms of this Agreement, and Employee’s receipt of Confidential Information pursuant to a relationship of trust and confidence and under conditions of confidentiality and non-use and non-disclosure.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to continue to employ Employee and Employee agrees to continue in the employ of the Company, for the period set forth in paragraph 2 hereof, to render to the Company, its affiliates and/or subsidiaries the services described in paragraph 3 hereof.

2. TERM. Employee’s term of employment under this Agreement shall commence as of the effective date hereof and continue through and end on December 31, 2020, unless extended in writing by mutual agreement of the parties or earlier terminated pursuant to the terms and conditions set forth herein (the “Employment Term”).

3. DUTIES.

(a) Employee shall serve as the Chief Operating Officer of the Company, reporting directly to the Chief Executive Officer of the Company (the “CEO”). Employee shall perform all duties and services incident to the positions held by him.

(b) Employee shall abide by all by-laws and policies of the Company promulgated from time to time by the Company.

4. BEST EFFORTS. Employee shall devote his full business time and attention, as well as his best efforts, energies and skill, to the discharge of the duties and responsibilities attributable to his position.

5. COMPENSATION.

(a) As compensation for his services and covenants hereunder, Employee shall receive a base salary (“Base Salary”), payable pursuant to the Company’s normal payroll procedures in place from time to time, at the rate of $410,000.00 per annum, less all necessary and required federal, state and local payroll deductions. The CEO may decide, in his sole discretion, to increase Employee’s Base Salary from time to time during the term of this Agreement, with the approval of the Board of Directors or the Compensation Committee of the Board of Directors (the “Compensation Committee”), in which case any such Base Salary as so adjusted shall thereafter constitute the Base Salary.

(b) Subject to the terms of this Agreement, Employee shall be entitled to participate in any stock option, restricted stock or other equity long-term incentive compensation plan, program or arrangement generally made available to the Company’s executive officers on substantially the same terms and conditions as generally apply to such other officers, except that the size of the awards made to Employee shall reflect Employee’s position with the Company and the Compensation Committee’s evaluation of Employee’s performance and competitive compensation practices. For each calendar year, Employee shall be eligible to participate in the Company’s annual incentive plan for executives. Under this plan, Employee will be eligible to receive a bonus of up to one hundred fifty percent (150%) of his Base Salary, with the “Target Bonus” being set at one hundred percent (100%) of his Base Salary, less all necessary and required federal, state and local payroll deductions. The criteria for determining the amount of the bonus, and the conditions that must be satisfied to entitle Employee to receive the bonus for any year during the term of this Agreement shall be determined by the CEO in his sole discretion, with the approval of the Board of Directors or the Compensation Committee, but in a manner consistent with that used to determine Employee’s bonus in prior years. The actual earned annual cash incentive, if any, payable to Employee for any performance period will depend upon the extent to which the applicable performance goals are achieved and will be decreased or increased for under or over performance. Payment of any incentive or bonus to Employee shall be in accordance with bonus policies established from time to time by the Company. Such incentive or bonus will be paid not later than the March 15 immediately following the end of the calendar year to which the incentive or bonus relates. The CEO may decide, in his sole discretion, to adjust Employee’s Target Bonus during the term of this Agreement, with the approval of the Board of Directors or the Compensation Committee, in which case any such Target Bonus as so adjusted shall thereafter constitute the Target Bonus.

6. EXPENSES. Employee shall be reimbursed for business expenses incurred by him which are reasonable and necessary for Employee to perform his duties under this Agreement in accordance with policies established from time to time by the Company. Employee shall receive reimbursement for other expenses consistent with past practice and as approved by the CEO. The reimbursement of any such expense that is includible in gross income for federal income tax purposes shall be paid no later than the end of the calendar year following the calendar year in which the expense was incurred.

7. EMPLOYEE BENEFITS.

(a) During the Employment Term and (subject to the provisions and conditions of subparagraph 9(e)) any severance period hereunder provided for in subparagraph 9(b), Employee shall be entitled to participate in such group term insurance, disability insurance, health and medical insurance benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company pursuant to the policies of the Company; provided that Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only to the extent former employees are eligible to participate in such arrangements pursuant to the terms of the arrangement, any insurance policy associated therewith and applicable law, and, further, shall be entitled to benefits only in accordance with the terms and conditions of such plans. The Company may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required to be withheld pursuant to any applicable law, rule or regulation.

(b) Employee shall be entitled to vacation in accordance with the Company’s policies as may be established from time to time by the Company for its executive employees, which shall be taken at such time or times as shall be mutually agreed upon with the Company.

8. DEATH AND DISABILITY.

(a) The Employment Term shall terminate on the date of Employee’s death, in which event the Company shall, within 30 days of the date of death, pay to his estate, Employee’s Base Salary, any unpaid bonus awards (including any bonus award for a plan year that has ended prior to the time employment terminated where the award was scheduled to be paid after the date employment terminated), reimbursable expenses and benefits owing to Employee through the date of Employee’s death together with any benefits payable under any life insurance program in which Employee is a participant. Except as otherwise contemplated by this Agreement, Employee’s estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this subparagraph 8(a).

(b) The Employment Term shall terminate upon Employee’s Disability. For purposes of this Agreement, “Disability” shall mean that Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of determining Employee’s Disability, the CEO may rely on a determination by the Social Security Administration that Employee is totally disabled or a determination by the Company’s disability insurance carrier that Employee has satisfied the above definition of Disability. In case of such termination, Employee shall be entitled to receive his Base Salary, any unpaid bonus awards (including any bonus award for a plan year that has ended prior to the time employment terminated where the award was scheduled to be paid after the date employment terminated), reimbursable expenses and benefits owing to Employee through the date of termination within 30 days of the date of the Company’s determination of Employee’s Disability, together with any benefits payable under any disability insurance program in which Employee is a participant. Except as otherwise contemplated by this Agreement, Employee will not be entitled to any other compensation upon termination of his employment pursuant to this subparagraph 8(b).

(c) In no event will Employee or his estate have the discretion to determine the calendar year of payment.

9. TERMINATION OF EMPLOYMENT.

(a) The Company shall have the right, upon delivery of written notice to Employee, to terminate Employee’s employment hereunder at any time prior to the expiration of the Employment Term (i) pursuant to a Termination for Cause or (ii) pursuant to a Without Cause Termination. Employee shall have the right, upon delivery of written notice to the Company, to terminate his employment hereunder at any time prior to the expiration of the Employment Term pursuant to a Constructive Termination or otherwise by providing the Company with not less than 30 days prior written notice.

(b) In the event that the Company terminates Employee’s employment pursuant to a Without Cause Termination, or if Employee voluntarily terminates his employment pursuant to a Constructive Termination, then the Company shall be obligated to pay Employee: (i) within 30 days of the date of Employee’s termination, in a lump-sum, his Base Salary, any unpaid bonus awards (not including any bonus award for a plan year that has ended prior to the time employment terminated where the award was scheduled to be paid after the date employment terminated), reimbursable expenses and benefits owing to Employee through the day on which Employee’s employment terminated, and (ii) (subject to the provisions and conditions of subparagraph 9(e)) 60 days after the date Employee’s employment terminates, a severance payment to Employee in an amount equal to 12 months of Base Salary. Subject to the provisions and conditions of subparagraph 9(e), Employee shall also be entitled to benefits pursuant to paragraph 7 hereof for the one year period commencing on the date of termination (with the cost of any medical coverage which is self-funded by the Company being included by Company in the taxable income of Employee); provided that all equity awards, including stock option grants and/or restricted stock grants, that would otherwise vest during such one year severance period will vest, regardless of the satisfaction of any conditions contained therein, and the rest shall be forfeited. Except as otherwise contemplated by this Agreement, Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this subparagraph 9(b).

Notwithstanding anything in this Agreement to the contrary (including but not limited to the provisions of paragraph 9(b) or paragraph 10), if Employee is a “specified employee,” as defined in Section 409A of the Internal Revenue Code (“Code”) and the regulations thereunder, on the date Employee’s employment is terminated, then amounts that constitute nonqualified deferred compensation subject to Code Section 409A that would otherwise have been paid during the six-month period immediately following the date Employee’s employment terminated shall be paid on the first regular payroll date immediately following the six-month anniversary of the date Employee’s employment terminates, with interest on each amount for the period of the delay at the rate of yield on U.S. Treasury Bills with the earliest maturity date that occurs at least six months after such date of termination of employment (as reported in the Wall Street Journal) from the such date of employment termination to the date of actual payment. Reimbursements or payments directly to the service provider for health care expenses incurred during such six-month period, plus reimbursements and in kind benefits in an amount up to the applicable dollar limit on elective deferrals to a 401(k) plan under Section 402(g)(1)(B) of the Code ($18,500 for 2018), and other amounts that do not constitute nonqualified deferred compensation subject to Section 409A, shall not be subject to this six-month delay requirement.

(c) In the event that the Company terminates Employee’s employment hereunder due to a Termination for Cause or Employee voluntarily terminates employment with the Company for any reason (other than a termination of employment by Employee pursuant to a Constructive Termination), Employee shall not be entitled to any severance, except that the Company shall be obligated to pay Employee his Base Salary, any unpaid bonus awards (not including any bonus award for a plan year that has ended prior to the time employment terminated where the award was scheduled to be paid after the date employment terminated), reimbursable expenses and benefits owing to Employee through the day on which Employee is terminated in a lump sum payment within 30 days after the date of Employee’s termination of employment. Except as otherwise contemplated by this Agreement, Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this subparagraph 9(c).

(d) For purposes of this Agreement, the following terms have the following meanings:

(i) The term “Termination for Cause” means, to the maximum extent permitted by applicable law, a termination of Employee’s employment by the Company attributed to (a) the repeated or willful failure of Employee to substantially perform his duties hereunder (other than any such failure due to physical or mental illness) that has not been cured reasonably promptly after a written demand for substantial performance is delivered to Employee by the CEO, which demand identifies the manner in which the CEO believes that Employee has not substantially performed his duties hereunder; (b) conviction of, or entering a plea of guilty or nolo contendere to a crime involving moral turpitude or dishonesty or to any other crime that constitutes a felony; (c) Employee’s intentional misconduct, gross negligence or material misrepresentation in the performance of his duties to the Company; or (d) the material breach by Employee of any written covenant or agreement with the Company under this Agreement or otherwise, including, but not limited to, an agreement not to disclose any information pertaining to the Company or not to compete with the Company, including (without limitation) the covenants and agreements contained in paragraph 11 hereof.

(ii) The term “Without Cause Termination” means a termination of Employee’s employment by the Company other than due to (a) a Termination for Cause, (b) Disability, (c) Employee’s death, or (d) the expiration of this Agreement (subject to the provisions of paragraph 10 (a)).

(iii)  The term “Constructive Termination” means Employee’s voluntary termination of his employment with the Company following (i) a material diminution in Employee’s base compensation, (ii) a material reduction of Employee’s performance-based target bonus or other incentive programs, (iii) a relocation of Employee’s place of employment by more than 50 miles without Employee’s consent, or (iv) a failure of Employer to renew the term of this Agreement following the expiration thereof, or to offer Employee employment under the terms and conditions of a replacement agreement, on terms and conditions no less favorable to Employee as under the then existing terms and conditions of this Agreement; in each case where the condition is not remedied / corrected by the Company within 30 days after Employee sends notice to the Company in writing specifying the reason why Employee claims there exists grounds for a Constructive Termination, and Employee sends the notice within ninety days of discovering the existence of the condition that gives rise to a right to claim a Constructive Termination. The parties acknowledge and agree that Employee is relocating to or near the metropolitan area of Company’s corporate headquarters in order to perform his duties as Chief Operating Officer under this Agreement and that such relocation will not be included in the definition of nor be construed to be a Constructive Termination. The parties agree that such relocation is voluntary and willful and that Employee has consented to such relocation.

(iv) The terms “termination of employment” or “terminate Employee’s employment” (or “termination” or “terminate” when used in the context of Employee’s employment), shall mean a separation from service with the Company and its affiliates as defined in IRS regulations under Section 409A of the Code. An affiliate is any corporation or other business entity that is, along with the Company, a member of a controlled group of businesses, as defined in Code Sections 414(b) and 414(c), provided that the language: “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in such definition. A corporation or other business entity is an affiliate only while a member of such controlled group.

(e) To be eligible to receive the severance payment described in subparagraph 9(b)(ii), and the post-termination benefits described in paragraph 7 and subparagraph 9(b): (i) Employee must execute and deliver to the Company within 45 days after the date Employee’s employment terminates, a separation agreement (“Separation Agreement”), as described below, in form and substance satisfactory to the Company, and including a general release and waiver of claims, and (ii) all conditions to the effectiveness of the Separation Agreement and the release and waiver granted therein have been satisfied, including but not limited to the expiration of any applicable time period to consider signing the Separation Agreement and the failure to revoke acceptance of the Separation Agreement within seven days after it is signed and delivered to the Company. The Separation Agreement will be in a form and substance satisfactory to the Company, include a release and waiver of all claims Employee may have against the Company and its subsidiaries, shareholders, successors and affiliates (and each of their respective employees, officers, directors, plans and agents) arising out of or based upon any facts or conduct occurring prior to the date the Separation Agreement is signed, include non-disparagement and confidentiality obligations on behalf of Employee, and include a provision by Employee reaffirming and agreeing to comply with the terms of this Agreement and any other agreement signed by Employee in favor of the Company or any of its subsidiaries or affiliates. The release will not include Employee’s right to enforce any post-employment obligations to Employee, including obligations of the Company under this Agreement, and any right to indemnification in Employee’s capacity as an officer, director or employee of the Company and its affiliates. The Separation Agreement will be prepared by the Company and provided to Employee at the time Employee’s employment is terminated or as soon as administratively practicable thereafter, not to exceed seven days after the date employment terminates. The conditions to payment set out in this subparagraph 9(e) shall not be required if the Company fails to provide some form of separation agreement to Employee within seven days after employment terminates. The Company will have no obligations to make the severance payment specified in subparagraph 9(b)(ii) or provide the post-termination benefits specified in subparagraph 9(b) or paragraph 7, if Employee does not sign and deliver the Separation Agreement to the Company within 45 days of its delivery to Employee, or revokes acceptance of the Separation Agreement within a period of seven days after delivery of the signed Separation Agreement to the Company.

(f) In no event will Employee have the discretion to determine the calendar year of payment.

10.  DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION; RESTRICTIVE COVENANTS.

(a) Employee acknowledges that he is bound by and will continue to comply with the terms of the Company’s Confidentiality and Intellectual Property Assignment Agreement (the “Confidentiality Agreement”). The Company will provide Employee with valuable confidential information belonging to the Company or its subsidiaries or affiliates above and beyond any confidential information previously received by Employee and will associate Employee with the goodwill of the Company or its subsidiaries or affiliates above and beyond any prior association of Employee with that goodwill. In return, Employee promises never to disclose or misuse such confidential information and never to misuse such goodwill. To enforce Employee’s promises in this regard, Employee agrees to comply with the provisions of this paragraph 10 and the provisions of the Confidentiality Agreement.

(b) Employee will not, during the Employment Term, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage in

(or participate in any other business that is competitive with) the business of providing information technology software consulting services, providing the services of information technology professionals to other businesses, providing information technology services, and/or providing a customized / bundled IT software and services solution(s) (collectively referred to herein as “Perficient Business”). The ownership by Employee of 5% or less of the issued and outstanding shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a stockholder under this subparagraph 10(b) or constitute a breach of this subparagraph 10(b).

 (c) Employee will not, during the Employment Term and for a period of 36 months thereafter, directly or indirectly, work in the United States as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity for any person or entity who is engaged in any part of the Perficient Business, or is competitive with any part of the Perficient Business. The ownership by Employee of 5% or less of the issued and outstanding shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a stockholder under this subparagraph 10(c) or constitute a breach of this subparagraph 10(c).

(d) Employee will not, during the Employment Term and for a period of 36 months thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, (i) solicit for employment or hire or recruit any person employed by the Company or any of its subsidiaries, or (ii) call on, solicit, or take away any person or entity who was a customer of the Company or any of its subsidiaries or affiliates during Employee’s employment with the Company, in either case for a business that is engaged in or competitive with any part of the Perficient Business.

(e) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this paragraph 10 are reasonable and necessary. If, for any reason, any aspect of the above provisions as they apply to Employee are determined by a court of competent jurisdiction to be unreasonable or unenforceable under applicable law, the applicable provisions shall be modified to the extent required to make the provisions enforceable. Employee acknowledges and agrees that his services are of unique character and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them, the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

11. COMPANY PROPERTY.

(a) Any patents, inventions, discoveries, applications or processes designed, devised, planned, applied, created, discovered or invented by Employee during the Employment Term, regardless of when reduced to writing or practice, which pertain to any aspect of the Company’s or its subsidiaries’ or affiliates’ business as described above shall be the sole and absolute property of the Company, and Employee shall promptly report the same to the Company and promptly execute any and all documents that may from time to time reasonably be requested by the Company to assure the Company the full and complete ownership thereof.

(b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company’s business which Employee shall prepare or receive from the Company shall remain the Company’s sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

12. EQUITABLE RELIEF. It is mutually understood and agreed that Employee’s services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of any of the provisions of paragraphs 10 or 11 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover.

13. CONSENT TO JURISDICTION AND VENUE. Employee hereby consents and agrees that state courts located in St. Louis County, Missouri and the United States District Court for the Eastern District of Missouri each shall have personal jurisdiction and proper venue with respect to any dispute between Employee and the Company. In any dispute with the Company, Employee will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

14. NOTICE. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to Employee at his address set forth on the signature page of this Agreement and to the Company at 555 Maryville University Drive, Suite 600, St. Louis, MO 63141, Attention: Chief Executive Officer (or to such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt), and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

15. INTERPRETATION; HEADINGS. The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16. SUCCESSORS AND ASSIGNS; ASSIGNMENT; INTENDED BENEFICIARIES. Neither this Agreement, nor any of Employee’s rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed “the Company” for the purpose hereof.

17. NO WAIVER BY ACTION. Any waiver or consent from the Company respecting any term or provision of this Agreement or any other aspect of Employee’s conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of Employee’s conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company’s right at a later time to enforce any such term or provision.

18. COUNTERPARTS; MISSOURI GOVERNING LAW; AMENDMENTS; ENTIRE AGREEMENT; SURVIVAL OF TERMS. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. This Agreement and all other aspects of Employee’s employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of Missouri (other than those that would defer to the substantive laws of another jurisdiction). Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto. This Agreement, the Confidentiality Agreement, and any award agreement or restricted stock award agreement between the Company and Employee contain the entire agreement of the parties and supersede all prior representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein, including but not limited to any written offer letter or letter agreement concerning employment. In the event of any conflict between this Agreement and any award agreement or restricted stock award agreement, the terms of this Agreement shall control. Paragraphs 9 through 12 hereof (and paragraphs 13 through 18 hereof as they may apply to such paragraphs) shall survive the expiration or termination of this Agreement for any reason.

19. SECTION 409A COMPLIANCE. The parties intend that all provisions of this Agreement comply with the requirements of Code Section 409A or an exemption therefrom. No provision of this Agreement shall be operative to the extent that it will result in the imposition of the additional tax described in Code Section 409A(a)(1)(B)(i)(II), and the parties agree to revise the Agreement as necessary to comply with Section 409A and fulfill the purpose of the voided provision. Nothing in this Agreement shall be interpreted to permit accelerated payment of nonqualified deferred compensation, as defined in Section 409A, or any other payment in violation of the requirements of Section 409A. With respect to reimbursements that constitute taxable income to Employee, no such reimbursements or expenses eligible for reimbursement in any calendar year shall in any way affect the expenses eligible for reimbursement in any other calendar year and Employee’s right to reimbursement shall not be subject to liquidation in exchange for any other benefit. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Employee or any other individual to the Company or any of its respective affiliates, employees or agents. All taxes associated with payments made to Employee pursuant to this Agreement, including any liability imposed under Section 409A, shall be borne by Employee.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PERFICIENT, INC.

By:/s/ Jeffrey S. Davis
Name: Jeffrey S. Davis
Title: Chief Executive Officer

/s/ Thomas J. Hogan
Thomas J. Hogan, Individually